Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-68276) of World Fuel Services Corporation of our report dated July 31, 2004 relating to the consolidated financial statements of Tramp Holdings Limited, which appears in this Form 8-K/A.

/s/ PricewaterhouseCoopers LLP

London

9 August 2004